Exhibit 32.2

REALSOURCE RESIDENTIAL, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of RealSource Residential, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, V. Kelly Randall, Chief Financial Officer and Chief Operating Officer the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ V. Kelly Randall
Name: V. Kelly Randall
Title: Chief Operating Officer and Chief Financial Officer

Date: May 14, 2018